Exhibit 10.1
EXECUTION VERSION
CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT
CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 28, 2010, among RM RESTAURANT HOLDING CORP., a Delaware corporation (“Holdings”), the lenders from time to time parties to the Holdings Credit Agreement referred to below (collectively, the “Lenders”) and WILMINGTON TRUST FSB, as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
WHEREAS, Holdings, the Lenders and the Agent have entered into a credit agreement, dated as of July 7, 2009 (as amended, restated or otherwise modified from time to time, the “Holdings Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Holdings Credit Agreement.
WHEREAS, Real Mex Restaurants, Inc. (the “Real Mex”), a wholly owned subsidiary of Holdings, issued 14% Senior Secured Notes due 2013 pursuant to that certain Indenture, dated as of July 7, 2009 (the “Indenture”), among Real Mex, Holdings, the other guarantors parties thereto, and Wells Fargo Bank, National Association, as Trustee.
WHEREAS, pursuant to the Securities and Loan Transfer Agreement, dated as of May 12, 2010 (the “Transfer Agreement”), among Cocina Funding Corp., L.L.C. (“Cocina”) and Sun Cantinas, LLC (“Sun”), Cocina intends to sell, and Sun intends to purchase, a portion of the Term Loans and the equity of Holdings held by Cocina on the terms and conditions stated in the Transfer Agreement (the “Sale”).
WHEREAS, in connection with the Sale, Real Mex intends to amend the Indenture on the terms and conditions described in the First Supplemental Indenture, substantially in the form attached hereto as Exhibit A (the “Indenture Amendment”, and together with the Sale, the “Transaction”).
WHEREAS, in connection with the Transaction, Holdings and the Lenders have requested certain consents under, and modifications to, the Holdings Credit Agreement as hereinafter set forth.
NOW, THEREFORE, Holdings, the Lenders and the Agent have agreed to amend the Holdings Credit Agreement as hereinafter set forth.
SECTION 1. Amendments to Holdings Credit Agreement
The Holdings Credit Agreement is hereby amended as follows:
(a)	Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Requisite Lenders” in full to read as follows:
“Requisite Lenders” means (a) Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders and (b) Cocina for so

long as Cocina holds not less than 15% of the aggregate Term Loan Exposure. For the avoidance of doubt, for so long as Cocina holds not less than 15% of the aggregate Term Loan Exposure, any actions requiring the consent of the Requisite Lenders will not be valid unless Cocina’s consent is obtained. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, clause (b) of this definition of Requisite Lenders shall not apply to, and the consent of Cocina need not be obtained for or in connection with, any action (including, without limitation, any request, notice or election) permitted to be taken or any determination permitted to be made by the Requisite Lenders under Section 7 hereof, other than granting any waiver thereunder that would prevent the acceleration of the indebtedness incurred hereunder. For the avoidance of doubt, the Requisite Lenders shall mean only Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders and need not include Cocina in order to provide any consent, take any action (including, without limitation, any request, notice or election) or make any determination referred to in the immediately preceding sentence, but the Requisite Lenders shall and must include Cocina in order to grant any waiver thereunder that would prevent the acceleration of the indebtedness incurred hereunder.
(b)	Clause (ii) of the paragraph immediately following Section 7.11 of the Credit Agreement is hereby deleted in its entirety and replaced in full to read as follows:
(ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent may, and upon the request of either (A) the Requisite Lenders or (B) Cocina (for so long as Cocina holds not less than 15% of the aggregate Term Loan Exposure) shall, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the Administrative Agent and the Lenders shall have the right to take any and all actions and exercise any and all remedies available to a secured party under the Loan Documents or applicable law or in equity.
SECTION 2. Consent. Each of the Lenders and the Agent hereby consents to each element of and the consummation of the Transaction, and waives any breach that may arise under the Holdings Credit Agreement as a result thereof and any remedy therefor. Each of the Lenders and the Agent acknowledges that Sun, Cocina and Holdings will rely on this consent and waiver.
SECTION 3. Reference to and Effect on the Holdings Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Holdings Credit Agreement to “this Agreement”, “hereunder, “hereof” or words of like import referring to the Holdings Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Holdings Credit Agreement thereto, shall mean and be a reference to the Holdings Credit Agreement, as amended by this Amendment.

(a)	The Holdings Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(b)
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 4. Conditions to Effectiveness. This Agreement shall become effective as of the date the Agent receives copies of this Agreement, duly executed by Holdings and each Lender.
SECTION 5. Costs, Expenses. Holdings agrees to pay on demand all reasonable and documented costs and expenses of the Agent (including counsel to the Agent) and the Lenders in connection with the preparation, execution, delivery and administration, modification of this Amendment and the other instruments and documents to be delivered hereunder.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g. “PDF’) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7. Loan Document. This Agreement shall be a Loan Document for all purposes.
SECTION 8. Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement, together with the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. In the event there is a conflict between this Agreement and the other Loan Documents, this Agreement shall control.
SECTION 9. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
SECTION 10. Governing Law. The amendments to the Holdings Credit Agreement effected pursuant to this Amendment shall be governed by, and construed in accordance with the laws of the State of New York.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WILMINGTON TRUST FSB, as Administrative Agent
By:
Name:
Title:

RM RESTAURANT HOLDING CORP.
By:
Name:
Title:

COCINA FUNDING CORP., L.L.C., as Lender
By:
Name:
Title:

SUN CANTINAS, LLC, as Lender
By:
Name:
Title:

[Signature Page to Consent and First Amendment]